Bell Boyd & Lloyd LLC                                THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                                   CHICAGO, ILLINOIS 60602-4207
                                                 312.372.1121  FAX 312.372-2098
CAMERON S. AVERY
DIRECT DIAL:  312 807-4302                                   OFFICES IN CHICAGO
cavery@bellboyd.com                                        AND WASHINGTON, D.C.


                                            January 25, 2001


         As counsel for Liberty-Stein Roe Funds Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-11351:

                                                                                                  Exhibit
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---

SteinRoe Prime Equities (now named
     Liberty Value Opportunities Fund)                03/03/87           06/25/96           10(b)          34
SteinRoe Capital Opportunities Fund
     (now named Stein Roe Capital
     Opportunities Fund)                              12/20/87           06/25/96           10(b)          34
SteinRoe Special Fund (now named
     Disciplined Stock Fund)                          12/20/87           06/25/96           10(b)          34
SteinRoe Stock Fund (now named
     Stein Roe Growth Stock Fund)                     12/20/87           06/25/96           10(b)          34
SteinRoe Total Return Fund (now
     named Stein Roe Balanced Fund)                   12/20/87           06/25/96           10(b)          34
SteinRoe International Fund (now named
     Stein Roe International Fund)                    01/28/94           06/25/96           10(b)          34
SteinRoe Young Investor Fund (now
     named Stein Roe Young Investor Fund)             02/17/94           06/25/96           10(b)          34
Stein Roe Growth Opportunities Fund
     (now named Liberty MidCap
     Growth Fund)                                     04/18/97           04/22/97           10(d)          39
Stein Roe Large Company Focus Fund                    02/11/98           02/11/98           10(e)          45
Stein Roe Asia Pacific Fund                           06/11/98           06/12/98           10(f)          46
Stein Roe Small Company Growth Fund                   01/29/99           02/01/99             i(6)         54

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                        Very truly yours,
                                                         BELL, BOYD & LLOYD LLC

                                                       By   /s/Cameron S. Avery
                                                              Cameron S. Avery